EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Michael Reisman, Corporate Communications
610.369.6024
michael.reisman@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
2011 SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

BOYERTOWN, Pa. – November 1, 2011 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it will present at the 2011 Sandler O’Neill & Partners, L. P. East Coast Financial Services Conference in Aventura, Florida, November 9-11, 2011.

National Penn and other participating financial services companies will address an audience of institutional investors, investment firm analysts and portfolio managers.

National Penn's presentation will be on Thursday, November 10 at 11:30 a.m. Eastern Time (see "How to Access the Presentation" below).

The speakers at National Penn's presentation will be Scott V. Fainor, president and CEO and Michael J. Hughes, chief financial officer. A brief question and answer session will follow the presentation.

How to Access the Presentation:

National Penn’s presentation will be available live over the Internet on November 10, 2011 at 11:30 a.m Eastern Time.  Listeners should log on to National Penn’s Website at www.nationalpennbancshares.com and choose the “Sandler O’Neill Financial Services Conference” link located on the home page.

An audio conference is available on November 10, 2011  at 11:30 a.m. Eastern Time by calling 877-253-8059,  passcode: 7598910510#.  For those unable to participate in the live Webcast, the archived Webcast will be available for 30 days beginning November 11.

About National Penn

National Penn Bancshares, Inc., with approximately $9 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 122 branch offices comprising 121 branches in Pennsylvania and one branch in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

###

  5